SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule
     240.14a-12

                KANSAS CITY POWER & LIGHT COMPANY
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

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

[Advertisements appearing in newspapers commencing August 4, 1996]

         AN IMPORTANT MESSAGE FOR KCPL SHAREHOLDERS.

                      KCPL EMPLOYEES DO
                     SUPPORT THE MERGER
                  WITH UTILICORP.  WESTERN
                 RESOURCES IS WRONG, AGAIN.

                  [photograph of employees]

[photograph of employees holding sign "KCPL Employees Say
YES to the UtiliCorp Merger."]

[photograph of employees holding sign "KCPL Employees Say
YES to the UtiliCorp Merger."]

   THERE IS STILL TIME TO SHOW YOUR SUPPORT.  VOTE FOR THE
   PROPOSED MERGER WITH UTILICORP ON THE WHITE PROXY CARD.

                         [KCPL logo]

If you have any questions about the merger or need assistance completing the WHITE proxy card, please call KCPL
Investor Relations toll free at 1-800-245-5275, or our proxy solicitor, D. F. King & Co., Inc. toll free at 1-800-714-
3312.

August 4, 1996

[Excerpts from scripts for KCPL employee information hotline bulletins issued August 5, 1996.]

[Bulletin issued Monday morning, August 5, 1996]

     Kansas City Power & Light Company announced on Friday that the United States District Court for the Western District of Missouri ruled that the KCPL/UtiliCorp merger, while lawful under Missouri law, nevertheless is subject to the affirmative vote of two-thirds of KCPL's outstanding shares.

     It remains KCPL's position that the Merger as restructured on May 20, 1996 does not require a two-thirds vote but rather requires the approval of a majority of those shares voting at a meeting. KCPL intends to immediately appeal the District Court's decision to the United States Court of Appeals for the Eighth Circuit.

     The District Court did not enjoin the holding of KCPL's Special Meeting of Shareholders currently scheduled for August 7, 1996. KCPL is currently reviewing its options and at the present time intends to proceed with the August 7 Shareholders' Meeting. This will enable the shareholder vote to be tabulated assuming KCPL prevails in its appeal.

     In a news release issued Friday, UtiliCorp United said it anticipated joining with KCPL in an "expedited and aggressive appeal" of the decision.

                            --------

[Bulletin issued Monday afternoon, August 5, 1996]

     This is an update to the Hotline for Monday, August 5.

     Kansas City Power & Light Company announced today that it is postponing its Special Meeting of Shareholders which was scheduled to be held on August 7, 1996. The Special Meeting is being postponed after consideration of the views of the staff of the U.S. Securities and Exchange Commission that it is necessary to provide KCPL shareholders with additional time to consider information concerning the August 2, 1996 order of the United States District Court for the Western District of Missouri regarding the required vote in KCPL's proposed merger with UtiliCorp United Inc.

     The Company also announced that the District Court indicated today that it would consider entering an order that would permit immediate appeal of its August 2, 1996 ruling to the Eighth
Circuit Court of Appeals after the Special Meeting of
Shareholders is held.

     Shareholders will be notified in the next few days as to the new time, date and place for the postponed Special Meeting.

FOR IMMEDIATE RELEASE

MEDIA CONTACTS:                         INVESTOR CONTACT:
  Pam Levetzow                               David Myers
  816 / 556-2926                             816 / 556-2312
  Phyllis Desbien
  816 / 556-2903       Joele Frank / Dan Katcher
                       Abernathy MacGregor Scanlon
                       212 / 371-5999


                  KCPL POSTPONES AUGUST 7, 1996
                 SPECIAL MEETING OF SHAREHOLDERS

KANSAS CITY, MISSOURI (AUGUST 5, 1996) -- Kansas City Power & Light Company (NYSE: KLT) announced today that it is postponing its Special Meeting of Shareholders which was scheduled to be held on August 7, 1996. The Special Meeting is being postponed after consideration of the views of the staff of the U.S. Securities and Exchange Commission that it is necessary to provide KCPL shareholders with additional time to consider information concerning the August 2, 1996 order of the United States District Court for the Western District of Missouri regarding the required vote in KCPL's proposed merger with UtiliCorp United Inc. (NYSE: UCU).

The Company also announced that the District Court indicated today that it would consider entering an order that would permit immediate appeal of its August 2, 1996 ruling to the Eighth
Circuit Court of Appeals after the Special Meeting of
Shareholders is held.

Shareholders will be notified in the next few days as to the new time, date and place for the postponed Special Meeting.

Kansas City Power & Light Company provides electric power to a growing and diversified service territory encompassing metropolitan Kansas City and parts of eastern Kansas and western Missouri. KCPL is a low-cost producer and leader in fuel
procurement and plant technology.   KLT Inc., a wholly-owned
subsidiary of KCPL, pursues opportunities in non-regulated, primarily energy-related ventures.

                              #####